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                             DISTRIBUTION AGREEMENT

THIS AGREEMENT is made and entered into as of the 1st day of March, 2002, by and between HORACE MANN LIFE INSURANCE COMPANY ("Horace Mann"), a life insurance company organized under the laws of the State of Illinois, HORACE MANN LIFE INSURANCE GROUP ANNUITY SEPARATE ACCOUNT ("Separate Account"), a separate account established by Horace Mann pursuant to the Illinois Insurance Code, and HORACE MANN INVESTORS, INC. ("Investors"), a corporation organized under the laws of the State of Maryland.

                                   WITNESSETH:

WHEREAS, Horace Mann proposes to issue to the Chicago Public Schools ("CPS")and participants in its 403(b) and 457(b) retirement plans (the "Plans") a group variable annuity contract and certificates thereunder (the group contract and the certificates are together referred to herein as the "Contracts"); and

WHEREAS, Horace Mann has, effective March 1, 2002, established the Separate Account for the purpose of funding the Contracts; and

WHEREAS, Investors is a broker-dealer registered under the Securities Exchange Act of 1934 and proposes to act as the principal underwriter in the offering and sale of said Contracts; and

WHEREAS, Horace Mann desires to obtain the services of Investors as the principal underwriter of such Contracts issued by Horace Mann through the Separate Account ;

NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, Horace Mann, the Separate Account and Investors hereby agree as follows:

      1. Investors will serve as the distributor and principal underwriter ("Distributor") for the Contracts that will be issued by Horace Mann through the Separate Account.

      2. Investors will use its best efforts to effect the offer and sale of the Contracts to participants in the Plans ("Participants") on a continuing basis. Investors shall be responsible for compliance with the requirements of state broker-dealer regulations and

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      the Securities Exchange Act of 1934 as each applies to Investors in connection with its duties as Distributor of said Contracts.

      3. Subject to the written approval of Horace Mann, Investors may contract with other broker-dealers registered under the Securities Exchange Act of 1934 and authorized by applicable law to sell the Contracts. Any such contractual arrangement is expressly made subject to this Agreement, and Investors will at all times be responsible to Horace Mann for the distribution of all Contracts issued by the Separate Account.

4.    Warranties

(a)   Horace Mann represents and warrants to Investors that:

      (i) Horace Mann shall be responsible for the filing with the Securities and Exchange Commission (the "Commission") of any required registration statements under the Securities Act of 1933 and the Investment Company Act of 1940, with respect to the Contracts and the Separate Account; and copies of any and all such registration statements and amendments thereto will be forwarded to Investors at or before the time that they are filed with the Commission;

      (ii) The registration statements and any further amendments or supplements thereto will, when they become effective conform in all material respects to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to Horace Mann by Investors expressly for use therein;

      (iii) Horace Mann is validly existing as a stock life insurance company in good standing under the laws of the State of Illinois, with power (corporate or other) to own its properties and conduct its business, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification;

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      (iv) The Contracts to be issued through the Separate Account and sold by
      Horace Mann through Investors hereunder have been duly and validly authorized and, when issued and delivered against payment therefor, will be duly and validly issued;

      (v) The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Horace Mann is a part or by which Horace Mann is bound, Horace Mann's Certificate of Incorporation or By-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Horace Mann or any of its properties; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by Horace Mann of the transactions contemplated by this Agreement, except such as may be required under the Securities Exchange Act of 1934 or state insurance or securities laws in connection with the purchase and distribution of the Contracts by Investors; and

      (vi) There are no material legal or governmental proceedings pending to which Horace Mann or the Separate Account is a party or of which any property of Horace Mann or the Separate Account is the subject, other than litigation incident to the kind of business conducted by Horace Mann which, if determined adversely to Horace Mann, would not individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of Horace Mann.

      (b)   Investors represents and warrants to Horace Mann that:

            (i) It is a broker-dealer duly registered with the Commission pursuant to the Securities and Exchange Act of 1934;

            (ii) It shall permit the offer and sale of Contracts only by and through persons who are appropriately licensed under both the securities laws and state insurance laws;

            (iii) The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under, any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Investors is a party

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            or by which Investors is bound, the Certificate of Incorporation or
            By-laws of Investors, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Investors or its property;

            (iv) No offering, sale or other disposition of any Contracts will be made until Investors is notified by Horace Mann that the Contracts have been released for sale by Horace Mann; and such offering, sale or other disposition shall be limited to those jurisdictions that have approved or otherwise permit the offer and sale of the Contracts by Horace Mann.

            (v) To the extent that any statements or omissions made in any registration statements, or any amendment or supplement thereto, are made in reliance upon and in conformity with written information furnished to Horace Mann by Investors expressly for use therein, such registration statements and any amendments or supplements thereto will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

5. Investors shall keep, in a manner and form prescribed or approved by Horace Mann and in accordance with Rules 17a-3 and 17a-4 under the Securities Exchange Act of 1934, correct records and books of account (as required to be maintained by a registered broker-dealer acting as principal underwriter) of all transactions entered into on behalf of Horace Mann and with respect to the Contracts. Investors shall make such records and books of account available for inspection by the Commission and Horace Mann, and Horace Mann and the Commission shall have the right to inspect, make copies of or take possession of such records and books of account at any time on demand.

6. Subsequent to having been authorized to commence with the offering contemplated herein, Investors will utilize any currently effective offering memorandum or prospectus relating to the subject Contracts in connection with its selling efforts. As to the other types of sales material, Investors agrees that it will use only sales materials as have been authorized for use by Horace Mann and which conform to the requirements of federal and state laws and regulations, and which have been filed where necessary with the appropriate regulatory authorities.

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7. Investors will not use any offering memorandum, prospectus, sales literature, or any other printed matter or material in the offer or sale of any Contract if, to the knowledge of Investors, any of the foregoing misstates the duties, obligation or liabilities of Horace Mann or Investors.

8. Investors, as Distributor, shall be entitled to such remuneration for its services and for the services of its salaried employees and such reimbursement for its charges and expenses as will be contained in such Schedules of Remuneration as may be adopted from time to time. Said Schedules of Remuneration may be amended from time to time at the mutual consent of the undersigned parties.

9. If any purchase payment premiums shall be returned by Horace Mann or should Horace Mann become liable for the return thereof for any cause other than surrenders or withdrawals by Participants pursuant to the terms of the Contracts, either before or after termination of this Agreement, Investors agrees to pay Horace Mann the amount of remuneration previously paid over to it by Horace Mann with respect to such premiums.

10. Investors makes no representation or warranties regarding the number of Contracts to be sold or the amount to be paid thereunder. Investors does, however, represent that it will actively market such Contracts on a continuous basis.

11. Investors may render similar services or act as Distributor or dealer for issuers other than the Separate Account or sponsors other than Horace Mann in the offering of their securities.

12. The Contracts shall be offered for sale on the terms described in any currently effective offering memorandum or prospectus describing such Contracts.

13. Horace Mann will use its best efforts to register for sale, from time to time as necessary, additional dollar amounts of the Contracts under the Securities Act of 1933 and, should it ever be required, under State Blue Sky Laws and to file for approval under state insurance laws when necessary.

14. Horace Mann reserves the right at any time to suspend or limit the offering of the subject Contracts upon one day's written notice to Investors.

15. Horace Mann agrees to advise Investors immediately:

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      (a) of any request by the Commission (i) for amendment of any Securities
      Act registration statement relating to the Contracts or (ii) for additional information;

      (b) of the issuance by the Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose; and

      (c) of the happening of any material event, if known, which makes untrue any statement made in any registration statement or which requires the making of a change therein in order to make any statement made therein not misleading.

16. Horace Mann will furnish to Investors such information with respect to the Separate Account and the Contracts in such form and signed by such of its officers as Investors may reasonably request; and will warrant that the statements therein contained when so signed will be true and correct.

17. Each of the undersigned parties agrees to notify the other in writing upon being apprised of the institution of any proceeding, investigation or hearing involving the offer or sale of the subject Contracts.

18. Absent the prior written consent of Horace Mann, this Agreement will terminate automatically upon its assignment.

19. This Agreement shall terminate, without the payment of any penalty by either party:

      (a) at the option of Horace Mann or of Investors upon thirty days' advance written notice to the other; or

      (b) at the option of Horace Mann upon institution of formal proceedings against Investors by the Commission or any state regulatory body; or

      (c) at the option of Horace Mann, if Investors or any representative thereof at any time (i) employs any device, scheme, or artifice to defraud; makes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or engages in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person; (ii) fails promptly to account for and pay over to Horace

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      Mann money due it according to its records; or (iii) violates the conditions of this Agreement.

20. Each notice required by this Agreement may be given by wire and confirmed in writing.

21. Horace Mann agrees to indemnify Investors for any liability that Investors may incur to a Participant or party-in-interest under a Contract (i) arising out of any act or omission in the course of, or in connection with, rendering services under this Agreement, or (ii) arising out of the purchase, retention or surrender of a Contract; provided however that Horace Mann will not indemnify Investors for any such liability that results from the willful misfeasance, bad faith or gross negligence of Investors, or from the reckless disregard, by Investors, of its duties and obligations arising under this Agreement.

22. This Agreement shall be subject to the laws of the State of Illinois and construed so as to interpret the Contracts as insurance products within the business operations of Horace Mann.

23. This Agreement incorporates all agreements, verbal and written, between Investors and Horace Mann with regard to the offer and sale of the Contracts, and supersedes and annuls any and all agreements between the parties with regards to the distribution of the Contracts; except that this Agreement shall not affect the operation of previous agreements entered into between Investors and Horace Mann that do not bear upon the sale of the Contracts.

This Agreement, along with any Schedules of Remuneration attached hereto and incorporated herein by reference, may be amended from time to time by the mutual agreement and consent of the undersigned parties; provided that such amendment shall not affect the rights of existing Participants, and that such amendment be in writing and duly executed.

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed as of the date first stated above.

                             Horace Mann Life Insurance Company

                 By:

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                          Horace Mann Life Insurance Company
                                  Separate Account

                          By Horace Mann Life Insurance Company

                 By:

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                                   Horace Mann Investors, Inc.

                 By:

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                           MEMORANDUM OF UNDERSTANDING

                    AMONG HORACE MANN LIFE INSURANCE COMPANY/
           HORACE MANN LIFE INSURANCE GROUP ANNUITY SEPARATE ACCOUNT/
                          HORACE MANN INVESTORS, INC./
                         HORACE MANN SERVICE CORPORATION

                            DATED AS OF MARCH 1, 2002

In accordance with an Agreement dated March 1, 2002 (the "Agreement") among Horace Mann Investors, Inc. ("Investors"), Horace Mann Life Insurance Company ("HMLIC"), and Horace Mann Life Insurance Group Annuity Separate Account ("Separate Account"), Investors is responsible for the supervision and recordkeeping required with respect to sales of the Contracts. The following outline, consistent with the responsibility of Investors, clarifies the processing of certain premium and commission transactions related to said sales and maintenance of book and records in accordance with SEC Rules 17a-3 and 17a-4. Terms used and not defined herein will have the meanings given to them in the Agreement.

      1. The gross stipulated payment from Participants will be received by HMLIC. Deductions, as detailed in the appropriate HMLIC prospectus or offering memorandum will be taken from the gross payment. The amount designated by the Participant to go to the fixed account will then be deducted, and the remainder is allocated to the appropriate subaccounts of the Separate Account as designated by the Participant. HMLIC maintains records on behalf of HMII as to all premium amounts allocated to the Separate Account.

      2. HMLIC will pay commissions to Horace Mann Service Corporation ("HMSC"), which will pay said commissions to Linsco/Private Ledger Corp. ("LPL). LPL provides the sales personnel under the general supervision of LPL for the marketing of the Contracts, pursuant to a Broker Dealer Selling Agreement with HMLIC, Investors, and HMSC. HMSC establishes and maintains records on behalf of Investors relating to commission payments to sales personnel. HMLIC establishes and maintains records relating to commission payments to HMSC.

      3. Commissions payable to LPL are based upon the gross stipulated payments received, rolling 12 month persistency, and annual account values. Currently, fixed accumulation and variable accumulations are subject to the same commission structure.

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      Future modification to the commission structure, if any will modify this procedure accordingly.

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Horace Mann Investors, Inc.            Horace Mann Life Insurance Company

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Horace Mann Service Corporation